Exhibit 99.1

Bankrate Reports Fourth Quarter and Full Year 2016 Financial Results

Credit Cards Segment Delivers Record Revenue for the Quarter and Full Year

NEW YORK, NY – March 8, 2017 – Bankrate, Inc. (NYSE: RATE) today reported financial results for the quarter and full year ended December 31, 2016.

Summary Financial Results:

In millions, except per share data	Q4 2016	Q4 2015	% change	YTD 2016	YTD 2015	% change

Total Revenue	$113.6	$93.7	21%	$434.2	$372.0	17%

GAAP and Adjusted Net Income (loss)
GAAP	(4.1)	4.8	NM	(34.1)	(13.3)	NM
Adjusted (1)	14.7	13.8	7%	54.9	61.6	(11%)

Diluted earnings (loss) per share (EPS)
GAAP	(0.05)	0.05	NM	(0.38)	(0.13)	NM
Adjusted (1)	0.16	0.14	14%	0.61	0.62	(1%)

Total Adjusted EBITDA (1)	30.4	28.5	7%	114.8	127.1	(10%)

(1)

See reconciliation of GAAP to non-GAAP measures at the end of this press release; supplemental information can be found in the "Q4-16 Earnings Call Presentation" located in the "Investor Overview" section on http://investor.bankrate.com/.

Management Commentary:

“I am proud of the team’s strong execution of our ambitious 2016 change agenda. With RATE’s solid fourth quarter results, we entered 2017 with momentum.  We are laser-focused on continuing to scale revenue, while accelerating Adjusted EBITDA growth,” said Kenneth S. Esterow, President and CEO of Bankrate, Inc.

Mr. Esterow continued, “We made three commitments in early 2016: First, accelerate the growth of our leading Credit Cards marketplace through ROI-positive marketing.  Second, return our Banking segment to both top and bottom line growth.  Third, ramp Caring.com’s network of participating senior living communities.  RATE delivered across all three of these commitments by year-end.”

“Our Credit Cards segment aggressively extended its footprint across an array of paid consumer acquisition channels, driving record Credit Card segment revenues of $315 million in 2016. We exited the year with ROI-positive marketing spend at an annualized run rate of over $120 million, more than two and a half times 2015 total Credit Cards marketing spend.  In Banking, we accelerated the shift of our business model towards a performance marketing platform, linking financial provider spend with value.  Banking segment Adjusted EBITDA returned to growth for the first time in eight quarters and the business delivered a sixth consecutive quarter of year over year mortgage revenue growth. Finally, Caring.com expanded its senior community network by 47% in 2016.”

Fourth Quarter 2016 Financial Highlights:

•	Total fourth quarter revenue of $113.6 million, up 21% versus fourth quarter of 2015.
•	Fourth quarter GAAP Net Loss of $4.1 million, representing a loss per share of $0.05; Adjusted Net Income in the fourth quarter of $14.7 million representing adjusted earnings per share of $0.16.
•	Fourth quarter Adjusted EBITDA of $30.4 million, up 7% versus fourth quarter of 2015.

Fourth Quarter 2016 Segment Highlights:

Credit Cards Segment:

•	Fourth quarter segment revenue and Adjusted EBITDA of $83.7 million and $28 million; a year over year increase of 32% and decrease of 3%, respectively.
•	Grew credit cards marketing spend to an annualized run rate of $120 million while maintaining positive ROI.
•	CreditCards.com’s content marketing revenue, powered by NextAdvisor, increased 40% sequentially from the third quarter to the fourth quarter.
•	Cards’ Wallaby App was named by PC Magazine as a 2017 Top 100 Android Shopping App.

Banking Segment:

•	Fourth quarter segment revenue and Adjusted EBITDA of $26.2 million and $7.8 million; year over year increases of 6% and 45%, respectively.
•	Mortgage consumer inquiry revenues increased 33% versus fourth quarter of 2015, the sixth consecutive quarter of year over year growth.
•	Launched a mortgage leads product and provider bidding for premium placements in our mortgage vertical.
•	Expanded our value-based pricing framework to our auto vertical. Revenue in this vertical increased in the quarter 52% year over year.

Senior Care Segment:

•	Fourth quarter segment revenue and Adjusted EBITDA of $5.4 million and $0.7 million; a year over year decrease in revenue of 14% and increase in Adjusted EBITDA of $0.8 million.
•

Caring.com resumed its relationship with Brookdale, a leading operator of senior living communities in the U.S., adding back approximately one half of their communities into Caring’s network at year-end 2016.

Business Outlook for the First Quarter and Full Year 2017:

Bankrate, Inc. guidance for the first quarter ending March 31, 2017:

•	Revenue is expected to be in the range of $115 million to $118 million.
•	Adjusted EBITDA is expected to be in the range of $26 million to $28 million.

Bankrate, Inc. guidance for the full year ending December 31, 2017:

•	Revenue is expected to be in the range of $500 million to $515 million.
•	Adjusted EBITDA is expected to be in the range of $122 million to $129 million.

March 8, 2017 at 5:00 p.m. Eastern Time - Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please dial: (877) 809-9810 and enter the passcode 77140149.  International callers should dial: (330) 863-3286 and enter the passcode 77140149.  Please access the call at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Fourth Quarter 2016 Earnings Call Presentation:

Supplemental information including segment metrics and non-GAAP information can be found in the "Q4-16 Earnings Call Presentation" located in the "Investor Overview" section on http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning March 8, 2017 at 8:00 p.m. ET / 5:00 p.m. PT through March 15, 2017 at 8:00 p.m. ET / 5:00 p.m. PT.  To listen to the replay, call (855) 859-2056 and enter the passcode: 77140149.  International callers should dial (404) 537-3406 and enter the passcode: 77140149.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

Management defines “Adjusted EBITDA” as income from continuing operations before depreciation and amortization; interest; income taxes; changes in fair value of contingent acquisition consideration; stock-based compensation and other items such as loss on extinguishment of debt, legal settlements, acquisition, disposition and related expenses; restructuring charges; any impairment charges; NextAdvisor contingent deferred compensation for the acquisition; costs related to the Restatement, the Internal Review, the SEC and DOJ investigations and related litigation and indemnification obligations; purchase accounting adjustments; and our operations in China as we are winding down and ceasing those operations. The Company’s presentation of Adjusted EBITDA, a non-GAAP measure, may not be comparable to similarly titled measures used by other companies.

With respect to Bankrate’s business outlook for the first quarter and full year 2017, a reconciliation of net income to Adjusted EBITDA is not provided because the Company cannot, without unreasonable effort, estimate or predict with reasonable certainty various components of net income, including acquisition or disposition related costs, changes in fair value in contingent acquisition consideration, discrete tax items, and expenses related to governmental investigations and related litigation and indemnification obligations, which components could significantly impact that financial measure.

About Bankrate, Inc.

Bankrate (NYSE: RATE) is a leading online publisher, aggregator, and distributor of personal finance content.  The Company’s vision is to help consumers Maximize Your Money™ when they borrow, save or invest. With this in mind, RATE aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including credit cards, mortgages, deposits, senior care and other categories, such as personal and auto loans retirement, and taxes.  RATE’s flagship sites CreditCards.com,  Bankrate.com, and Caring.com are leading destinations in each of their respective verticals and connect their vast audiences with financial service and senior care providers and other contextually relevant advertisers. RATE also owns and operates a number of specialist sites, apps and social platforms, including NextAdvisor.com,  The Points Guy,  Interest.com,  Quizzle.com and Walla.by.  Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including Yahoo!, CNBC and MarketWatch. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal and The New York Times.

Cautionary Statement Regarding Forward Looking Statements

Certain matters included in this press release may be “forward-looking statements” which involve risks and uncertainties.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:  the willingness or interest of banks, credit card issuers, lenders, brokers, senior care providers and other advertisers in the business verticals in which we operate to advertise on our websites or mobile applications, or purchase our leads, clicks, calls and referrals; changes in application approval rates by our credit card issuer customers; increased competition and its effect on our website traffic, click-through rates, advertising rates, margins, and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites and our ability to diversify the sources from which we obtain visitor traffic to our websites and mobile applications, including without limitation through use of social media channels; changes in the way that search engines display paid and organic search results and the impact of those changes on the number of consumers that visit our online network; the cost of driving consumers to our online network, including without limitation our ability to generate traffic profitably through online marketing channels and branding efforts; our dependence on traffic from our partners to produce a significant portion of the Company’s revenue and our ability to establish and maintain distribution arrangements; the willingness of consumers to accept the Internet and our online network as a medium for obtaining information on financial products or senior care; shift of visitors from desktop to mobile and mobile app environments; the rate of conversion of consumers’ visits to our websites or mobile applications into senior care referrals and the rate at which those referrals result in move-ins with our senior care customers; the number of consumers seeking information about the financial and senior care products we have on our websites or mobile applications; our ability to successfully execute on our strategies, and the effectiveness of our strategies and investments in our business, including without limitation whether they result in increased revenue or profitability; risks relating to the defense or litigation of lawsuits; the timing and outcome of, including potential expense associated with, and the potential impact on our business and stock price of any announcements regarding, the United States Department of Justice investigation; the timing and outcome of, including potential expense associated with, and the potential impact on our business and stock price of any announcements regarding, the Consumer Financial Protection Bureau investigation; the costs of indemnification obligations to current and former directors, officers and employees; any delay or failure to collect the deferred portion of the purchase price due to us in connection with the sale of the Company’s Insurance business in December 2015; our ability to anticipate and manage cybersecurity risk and data security risk and to mitigate or resolve issues that may arise; the effects of any security breach, data breach or cyberattack on our systems, websites or mobile applications, or on our reputation, and the impact of any notification costs or other liability arising from any security breach, data breach or cyberattack on our business; technological changes and our ability to adapt to new or evolving technologies that affect our business environment or operations; our ability to maintain effective disclosure controls and procedures and internal control over financial reporting; our ability to manage traffic on our websites or mobile applications, and service interruptions; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to obtain additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired, including without limitation the NextAdvisor business, and businesses we may acquire in the future; the effect of unexpected liabilities we assume (whether intentional or not) from our acquisitions; our ability to attract and retain executive officers and personnel; any failure or refusal by our insurance providers to provide coverage under our insurance policies; our ability to protect our intellectual property; the effects of potential liability for content on our websites or mobile applications; the effect of our operations in the United Kingdom and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; risks associated with the wind down of our operations in China; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. government and interest rate volatility; review of our business and operations by regulatory or other governmental authorities; changes in laws and regulations or interpretations of laws and regulations, other changes in the legal and regulatory environment, and the impact of such changes on the operation of our business; any further impairment to our goodwill and/or intangible assets, including without limitation further impairment of the goodwill of our Banking or Senior Care reporting units; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including without limitation the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated in our Quarterly Reports on Form 10-Q.  Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2016.  These documents are or will be available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

For more information contact:

Ken Stelzer

Treasurer

Ken.Stelzer@Bankrate.com

(917) 438-9544

Bankrate, Inc. and Subsidiaries

Consolidated Balance Sheet

(Unaudited)

(In thousands, except share and per share data)

	December 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$176,680	$237,204
Accounts receivable, net of allowance for doubtful accounts of
$190 and $147, respectively	52,211	56,265
Prepaid expenses and other current assets	42,041	27,773
Total current assets	270,932	321,242
Furniture, fixtures and equipment, net of accumulated depreciation of
$19,514 and $16,027, respectively	15,440	10,189
Intangible assets, net of accumulated amortization of
$202,331 and $168,627, respectively	192,869	205,766
Goodwill	599,055	567,544
Other assets	5,564	23,127
Total assets	$1,083,860	$1,127,868
Liabilities and stockholders' equity
Liabilities
Accounts payable	$11,191	$10,147
Accrued expenses	27,887	25,838
Deferred revenue and customer deposits	1,369	1,508
Accrued interest payable	6,887	6,890
Other current liabilities	6,511	15,583
Total current liabilities	53,845	59,966
Deferred income taxes	5,118	7,552
Long term debt, net of unamortized discount	295,721	293,284
Other liabilities	39,798	5,871
Total liabilities	394,482	366,673
Commitments and contingencies
Stockholders' equity
Common stock, par value $.01 per share -
300,000,000 shares authorized
103,132,289 shares and 103,845,310 shares issued,
respectively; 90,072,482 shares and 96,794,018 shares outstanding, respectively	1,032	1,039
Additional paid-in capital	903,177	886,261
Accumulated deficit	(71,119)	(36,985)
Less: Treasury stock, at cost - 13,059,807 shares and 7,051,292 shares, respectively	(142,983)	(88,616)
Accumulated other comprehensive loss	(729)	(504)
Total stockholders' equity	689,378	761,195
Total liabilities and stockholders' equity	$1,083,860	$1,127,868

Bankrate, Inc. and Subsidiaries

Consolidated Statements of Income (Loss)

(Unaudited)

(In thousands, except share and per share data)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Revenue	$113,583	$93,746	$434,161	$371,964

Costs and expenses:
Cost of revenue	62,629	44,839	227,546	173,261
Sales and marketing	4,275	3,988	17,512	15,821
Product development and technology	7,142	6,629	29,312	23,689
General and administrative	18,943	11,522	79,893	63,347
Legal settlements	20	-	5,345	3
Acquisition, disposition and related expenses	555	(562)	1,811	569
Restructuring-related expenses	10	5,523	(117)	5,616
Changes in fair value of contingent acquisition consideration	(9,971)	(1,156)	(6,481)	(421)
Impairment charges	13,932	-	43,110	-
Depreciation and amortization	10,700	11,562	42,247	40,843
Total costs and expenses	108,235	82,345	440,178	322,728
Income (loss) from operations	5,348	11,401	(6,017)	49,236

Interest and other expenses, net	4,984	5,014	19,677	22,279

Income (loss) before taxes	364	6,387	(25,694)	26,957
Income tax expense	4,597	1,704	8,344	10,115
Net (loss) income from continuing operations	(4,233)	4,683	(34,038)	16,842

Net income (loss) from discontinued operation	86	89	(96)	(30,188)
Net (loss) income	$(4,147)	$4,772	$(34,134)	$(13,346)

Basic net (loss) income per share:
Continuing operations	$(0.05)	$0.05	$(0.38)	$0.17
Discontinued operation	-	-	-	(0.31)
Basic net (loss) income per share:	$(0.05)	$0.05	$(0.38)	$(0.14)

Diluted net (loss) income per share:
Continuing operations	$(0.05)	$0.05	$(0.38)	$0.17
Discontinued operation	-	-	-	(0.30)
Diluted net (loss) income per share	$(0.05)	$0.05	$(0.38)	$(0.13)

Weighted average common shares outstanding:
Basic	87,938,996	94,537,126	89,181,386	97,637,936
Diluted	87,938,996	96,995,000	89,181,386	99,723,532

Net (loss) income	$(4,147)	4,772	(34,134)	(13,346)
Other comprehensive loss, net of tax	1	(42)	(225)	(138)
Comprehensive (loss) income	$(4,146)	$4,730	$(34,359)	$(13,484)

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Revenue	$113,583	$93,746	$434,161	$371,964

Adjusted EBITDA (1)	$30,386	$28,502	$114,797	$127,123
Adjusted EBITDA margin	26.8%	30.4%	26.4%	34.2%

Adjusted net income (2)	$14,663	$13,765	$54,938	$61,603
Adjusted EPS	$0.16	$0.14	$0.61	$0.62

Adjusted weighted average common shares outstanding (diluted):	89,427,198	96,995,000	90,079,340	99,723,532

(1) Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net income (loss) from discontinued operation; changes in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges; any impairment charge; Next Advisor contingent deferred compensation for the acquisition; costs related to the restatement, the internal review, the SEC and DOJ investigations and related litigation and indemnification obligations; purchase accounting adjustments; stock-based compensation; legal settlements; and the results of the operations in China as we are winding them down and ceasing the operations.

Reconciliation of Adjusted EBITDA
Net (loss) income	$(4,147)	$4,772	$(34,134)	$(13,346)
Interest and other expenses, net	4,984	5,014	19,677	22,279
Income tax expense	4,597	1,704	8,344	10,115
Depreciation and amortization	10,700	11,562	42,247	40,843
Earnings before interest, taxes, depreciation and amortization (EBITDA)	16,134	23,052	36,134	59,891
Net loss (income) from discontinued operation	(86)	(89)	96	30,188
Next Advisor contingent deferred compensation	2,315	-	6,205	-
Changes in fair value of contingent acquisition consideration	(9,971)	(1,156)	(6,481)	(421)
Acquisition, disposition and related expenses	555	(562)	1,811	569
China operations	175	82	1,682	393
Restatement-related expenses	2,197	785	7,853	11,432
Impact of purchase accounting	-	-	-	35
Stock-based compensation (3)	5,105	867	19,159	19,417
Legal settlements	20	-	5,345	3
Restructuring-related expenses	10	5,523	(117)	5,616
Impairment charges	13,932	-	43,110	-
Adjusted EBITDA	$30,386	$28,502	$114,797	$127,123

(2) Adjusted net income adds back net income (loss) from discontinued operation; income tax (benefit) expense; non-recurring change in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges; any impairment charge; Next Advisor contingent deferred compensation for the acquisition; costs related to the restatement, the internal review, the SEC and DOJ investigations and related litigation and indemnification obligations; purchase accounting adjustments; stock-based compensation; legal settlements; amortization; and the results of the operations in China as we are winding them down and ceasing the operations.

Reconciliation of Adjusted net income
Net (loss) income	$(4,147)	$4,772	$(34,134)	$(13,346)
Net loss (income) from discontinued operation	(86)	(89)	96	30,188
Next Advisor contingent deferred compensation	2,315	-	6,205	-
Income tax expense	4,597	1,704	8,344	10,115
Change in fair value of contingent acquisition consideration due to change in estimate (4)	(10,600)	(1,509)	(7,951)	(2,455)
Acquisition, disposition and related expenses	555	(562)	1,811	569
China operations	175	82	1,682	393
Restatement-related expenses	2,197	785	7,853	11,432
Impact of purchase accounting	-	-	-	35
Stock-based compensation (3)	5,105	867	19,159	19,417
Legal settlements	20	-	5,345	3
Amortization	9,964	10,993	38,659	39,021
Restructuring-related expenses	10	5,523	(117)	5,616
Impairment charges	13,932	-	43,110	-
Adjusted income before tax	24,037	22,566	90,062	100,988
Income tax (5)	9,374	8,801	35,124	39,385
Adjusted net income	$14,663	$13,765	$54,938	$61,603

(3) Stock-based compensation is recorded in the following line items:
Cost of revenue	$526	$218	$1,890	$1,392
Sales and marketing	349	512	1,741	2,427
Product development and technology	1,106	818	4,113	3,503
General and administrative	3,124	(681)	11,415	12,095
Total stock-based compensation expense	$5,105	$867	$19,159	$19,417

(4) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$(9,971)	$(1,156)	$(6,481)	$(421)
Less: Change in fair value due to passage of time	629	353	1,470	2,034
Change in fair value of contingent acquisition consideration due to change in estimate	$(10,600)	$(1,509)	$(7,951)	$(2,455)

(5) Assumes 39% income tax rate.